AMENDMENT TO SUBSCRIPTION AGREEMENT

This Amendment to Subscription Agreement (this “Amendment”) is made and entered into as of the 24th day of April 2007 by and between Trulite, Inc., a Delaware corporation (“Trulite”) and Standard Renewable Energy Group, LP (“SREG, LP”).

RECITALS

A. Trulite and SREG, LP entered into that certain Subscription Agreement dated April 5, 2007 (the “Subscription Agreement”), and desire to amend the Subscription Agreement as further set forth herein.

B. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Subscription Agreement.

NOW, THEREFORE, for and consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Trulite and SREG, LP agree as follows:

1.  Section 1 of the Subscription Agreement is hereby amended to read in its entirety as follows:

“1. On the last to occur of:

(i) the first business day following the filing by Trulite with the State of Delaware of a Certificate of Amendment to the Certificate of Incorporation of Trulite to reflect an increase in the number of authorized shares of Common Stock to 50,000,000 (the “Certificate”);

(ii) the third business day following the last of the first ten (10) trading days on which Trulite Common Stock has traded on the Over the Counter Bulletin Board (the “Initial Ten Trading Days”); or

(iii) the first business day following the date on which Trulite first has outstanding 13,785,491 shares of Company (such first or third business day being referred to herein as the “Effective Date”),

Trulite shall issue to SREG, LP a number of shares of Common Stock determined by multiplying 2.0 times the quotient of (x) the aggregate principal balance of and accrued but unpaid interest on the Note as of the close of business on the day immediately preceding the Effective Date divided by (y) the average closing sale price for the Common Stock as quoted on the Over the Counter Bulletin Board for the Initial Ten Trading Days (collectively, the “Shares”). Notwithstanding the foregoing, if the Certificate shall not have been filed with the State of Delaware on or before June 30, 2007 or if Trulite does not have outstanding 13,785,491 shares of Common Stock on or before June 30, 2007, this Agreement shall be of no further force and effect.”

2.  Except as amended hereby, the Subscription Agreement shall remain unchanged.

Executed as of the date first set forth above.

TRULITE, INC.

By:	/s/ Jonathan H. Godshall
Name:	Jonathan H. Godshall
Title:	President & CEO

STANDARD RENEWABLE ENERGY
GROUP, LP

By:	/s/ William J. Berger
Name:	William J. Berger
Title:	Chairman & CEO